Exhibit (i)

1(415) 856-7007

davidhearth@paulhastings.com

August 11, 2016

VIA EDGAR

Matthews A Share Selections Fund, LLC

Four Embarcadero Center, Suite 550

San Francisco, California 94111

Re:	Matthews A Share Selections Fund, LLC - File No. 811-22809

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Matthews A Share Selections Fund, LLC (the “Registrant”), as shown in Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth
for PAUL HASTINGS LLP

Paul Hastings LLP  |  55 Second Street  |  Twenty-Fourth Floor  |  San Francisco. CA 94105

t:+1.415.856.7000  |  www.paulhastings.com